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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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  Date of Report (Date of earliest event reported): March 8, 1995

                     Merry Land & Investment Company, Inc.
           (Exact name of registrant as specified in its charter)

                 Georgia                                         0-10384
(State or other jurisdiction of incorporation)          (Commission File Number)

                                   58-0961876
                         (I.R.S. Employer I.D. Number)

 624 Ellis Street, Augusta, Georgia                           30901
(Address of principal executive offices)                   (Zip Code)

  Registrant's telephone number, including area code:  706/722-6756

          ____________________________________________________________
         (Former name or former address, if changed since last report)
     **********************************************************************

Filed:  March 13, 1995

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  ITEM 5.   OTHER EVENTS.  Merry Land & Investment Company, Inc. (the
"Company") has completed the offering of its $2.15 Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"). The offering of the Series C Preferred Stock was made pursuant to a Prospectus Supplement dated March 8, 1995 relating to the Prospectus dated February 10, 1995 filed with the Company's shelf registration statement #33-57453 on Form S-3.

  Dividends on the shares of Series C Preferred Stock will be cumulative from the date of original issue and will be payable quarterly in arrears on the last day of March, June, September and December of each year in an amount per share equal to the greater of $2.15 per annum or the cash dividends (determined on each of the quarterly dividend payment dates referred to above) on the number of shares of common stock, no par value (the "Common Stock"), or portion thereof, into which a share of Series C Preferred Stock is convertible. The first record date for determination of shareholders entitled to receive dividends on the Series C Preferred Stock is expected to be June 15, 1995.

  Shares of Series C Preferred Stock are convertible at any time at the option of the holders thereof into shares of Common Stock at a conversion price of $22.00 per share of Common Stock (equivalent to a conversion rate of 1.136 shares of Common Stock for each share of Series C Preferred Stock), subject to adjustment in certain circumstances.

  The Series C Preferred Stock is not redeemable prior to March 31, 2000 and at no time will the Series C Preferred Stock be redeemable for cash. On and after March 31, 2000 the Series C Preferred Stock will be redeemable, in whole or in part, at the option of the Company, for such number of shares of Common Stock as are issuable at a conversion rate of 1.136 shares of Common Stock for each share of Series C Preferred Stock, subject to adjustment in certain circumstances. The Company may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") equals or exceeds the conversion price per share, subject to adjustment in certain circumstances. The Series C Preferred Stock will not be entitled to the benefit of any sinking fund.

  The shares of Series C Preferred Stock have been approved for listing on the NYSE under the symbol "MRYPrC."

  The net proceeds to the Company from the sale of the shares of the Series C Preferred Stock are estimated at approximately $95.8 million ($110.2 million if the Underwriters' over-allotment option is exercised in full). The Company intends to use approximately $57.6 million to repay unsecured floating rate debt under its line of credit which has been incurred to acquire apartment properties. The interest on such indebtedness accrues at the rate of 0.65% above the thirty day London Interbank Offered Rate and the maturity date on such indebtedness is September 30, 1995. In addition, the Company intends to repay up to $17.4 million of indebtedness consisting of daily repurchase agreements bearing interest at rates adjusted daily. The Company intends to use the remaining net proceeds to acquire and develop additional apartment properties. Pending such uses, the Company intends to invest temporarily the excess proceeds in interest bearing securities.

  It is expected that delivery of the shares of Series C Preferred Stock will be made at the offices of Alex. Brown & Sons Incorporated, Baltimore, Maryland, on or about March 15, 1995.

  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. The Company is filing with this current report copies of the following documents in connection with this Offering.

     A.   EXHIBIT 1:  Underwriting Agreement.

     B.   EXHIBIT 4:  Articles of Amendment to Articles of Incorporation
                      (incorporated herein by reference to Exhibit 3 of the Company's form 8-A/A filed March 10, 1995)

     C.   EXHIBIT 5:  Opinion as to the legality of the shares.

     D.   EXHIBIT 8:  Tax Opinion.

     E.   EXHIBIT 12: Statement regarding computation of ratios
                      (incorporated herein by reference to Exhibit 12 of the Company's 1994 10-K filed March 8, 1995)

     F.   EXHIBIT 23: Consent of Hull, Towill, Norman & Barrett, P.C.
                      (contained in Exhibits 5 and 8)

     G.   EXHIBIT 27: Financial Data Schedule (incorporated herein by reference to Exhibit 27 of the Company's 1994 10-K filed March 8, 1995)




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                      Signature Blocks on Following Page
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                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Merry Land & Investment
                               Company, Inc.
                                                 (Registrant)


                               By:          /s/
                               ------------------------------
                                     W. Tennent Houston
                                      As Its President